Exhibit 10.6

EMPLOYMENT AGREEMENT

EMPLOYMENT AGREEMENT, dated this 3rd day of May 1996, between First Federal Bancshares of Arkansas, Inc., a Texas chartered corporation (the “Corporation”), First Federal Bank of Arkansas, FA, a federally chartered savings and loan association and a wholly owned subsidiary of the Corporation (the “Association”), and Larry J. Brandt (the “Executive”).

WITNESSETH

WHEREAS, the Executive is presently an officer of the Corporation and the Association (together the “Employers”); and

WHEREAS, the Employers desire to be ensured of the Executive’s continued active participation in the business of the Employers; and

WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive’s agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Employers is terminated under specified circumstances;

NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereby agree as follows:

1.             Definitions.  The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

(a)           Average Annual Compensation.  The Executive’s “Average Annual Compensation” for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination (or such shorter period as the Executive was employed), including Base Salary and bonuses under any employee benefit plans of the Employers.

(b)           Base Salary.  “Base Salary” shall have the meaning set forth in Section 3(a) hereof.

(c)           Cause. Termination of the Executive’s employment for “Cause” shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.  For purposes of this paragraph, no act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Employers.

(d)           Change in Control of the Corporation.  “Change in Control of the Corporation” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or any successor thereto, whether or not the Corporation is registered under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(e)           Code.  “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)            Date of Termination.  “Date of Termination” shall mean (i) if the Executive’s employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

(g)           Disability.  Termination by the Employers of the Executive’s employment based on “Disability” shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

(h)           Good Reason.  Termination by the Executive of the Executive’s employment for “Good Reason” shall mean termination by the Executive within one year following a Change in Control of the Corporation based on:

(i)                             Without the Executive’s express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of President-Chief Operating and Managing Officer of the Employers or a material adverse change made by the Employers in the Executive’s functions, duties or responsibilities as President-Chief Operating and Managing Officer of the Employers;

(ii)                          Without the Executive’s express written consent, a material reduction by the Employers in the Executive’s Base Salary as the same may be increased from time to time or, except to the extent permitted by Section 3(b) hereof, a material reduction in the package of fringe benefits provided to the Executive, taken as a whole;

(iii)                       Without the Executive’s express written consent, the Employers require the Executive to work in an office which is more than 30 miles from the location of the Employers’ current principal executive office, except for required travel on business of the Employers to an extent substantially consistent with the Executive’s present business travel obligations;

(iv)                      Any purported termination of the Executive’s employment for Cause, Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

(v)                         The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 9 hereof.

(i)            IRS.  IRS shall mean the Internal Revenue Service.

(j)            Notice of Termination.  Any purported termination of the Executive’s employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written “Notice of Termination” to the other party hereto.  For purposes of this Agreement, a “Notice of Termination” shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers’ termination of Executive’s employment for Cause; and (iv) is given in the manner specified in Section 10 hereof.

(k)           Retirement.  “Retirement” shall mean voluntary termination by the Executive in accordance with the Employers’ retirement policies, including early retirement, generally applicable to the Employers’ salaried employees.

2.             Term of Employment.

(a)           The Employers hereby employ the Executive as President-Chief Operating and Managing Officer and Executive hereby accepts said employment and agrees to render such services to the Employers on the terms and conditions set forth in this Agreement. Unless extended as provided in this Section 2, this Agreement shall terminate three (3) years after the date first above written.  Prior to the first annual anniversary of the date first above written and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider, review (with appropriate corporate documentation thereof, and after taking into account all relevant factors, including the Executive’s performance) and, if appropriate, explicitly approve a one-year extension of the remaining term of this Agreement.  The term of this Agreement shall continue to extend each year if the Boards of Directors so approve such extension unless the Executive gives written notice to the Employers of the Executive’s election not to extend the term, with such notice to be given not less than thirty (30) days prior to any such anniversary date.  If the Boards of Directors elect not to extend the term, they shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such anniversary date.  If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term.  References herein to the term of this Agreement shall refer both to the initial term and successive terms.

(b)           During the term of this Agreement, the Executive shall perform such executive services for the Employers as are consistent with his title of President-Chief Operating and Managing Officer.

3.             Compensation and Benefits.

(a)           The Employers shall compensate and pay Executive for his services during the term of this Agreement at a minimum base salary of $202,800 per year (“Base Salary”), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers.  In addition to his Base Salary, the Executive shall be entitled to receive during the term of this Agreement such bonus payments as may be determined by the Boards of Directors of the Employers.

(b)           During the term of the Agreement, Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers.  The Employers shall not make any changes in such plans, benefits or privileges which would adversely affect Executive’s rights or benefits thereunder, unless such change occurs pursuant to a program applicable to all executive officers of the Employers and does not result in a proportionately greater adverse change in the rights of or benefits to Executive as compared with any other executive officer of the Employers.  Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 3(a) hereof.

(c)           During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers.  Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

(d)           During the term of this Agreement, in keeping with past practices, the Employers shall continue to provide the Executive with the automobile he presently drives. The Employers shall be responsible and shall pay for all costs of insurance coverage, repairs, maintenance and other incidental expenses, including license, fuel and oil.  The Employers shall provide the Executive with a replacement automobile of a similar type as selected by the Executive at approximately the time that his present automobile reaches three (3) years of age and approximately every three (3) years thereafter, upon the same terms and conditions.

(e)           During the term of this Agreement, in keeping with past practices, the Employers shall continue to pay the annual membership dues at the country clubs which the Executive is currently a member of.

(f)            The Employers shall provide continued medical insurance in the Employers’ health plan for the benefit of the Executive and his spouse until the Executive shall have attained the age of 70, whether or not the Executive is employed full time by the Employers, and such insurance shall be comparable to that which is provided to the Executive as of the date of this Agreement notwithstanding anything to the contrary in this Agreement and regardless of whether the Executive is eligible to participate in the Employers’ health plan.  In the event of the Executive’s death before he attains the age of 70, the Employers shall provide the Executive’s spouse continued medical insurance in the Employers’ health plan comparable to that which is being provided to the Executive’s spouse at such time for three years from the date of the Executive’s death.  This Section 3(f) shall not apply if the Employee is employed full-time by an employer other than the Corporation or the Association.

(g)           In the event of the Executive’s death during the term of this Agreement, the Executive’s spouse, estate, legal representative or named beneficiaries (as directed by the Executive in writing) shall be paid on a monthly basis the Executive’s Base Salary (as defined in Section 3(a) hereof) in effect at the time of the Executive’s death for a period of twenty-four (24) months from the date of the Executive’s death.

(h)           The Executive’s compensation and expenses shall be paid by the Corporation and the Association in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

4.             Expenses.  The Employers shall reimburse Executive or otherwise provide for or pay for all reasonable expenses incurred by Executive in furtherance of, or in connection with the business of the Employers, including, but not by way of limitation, automobile and traveling expenses, and all reasonable entertainment expenses (whether incurred at the Executive’s residence, while traveling or otherwise), subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers.  If such expenses are paid in the first instance by Executive, the Employers shall reimburse the Executive therefor.

5.             Termination.

(a)           The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive’s employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.

(b)           In the event that (i) Executive’s employment is terminated by the Employers for Cause, or (ii) Executive terminates his employment hereunder other than for Good Reason, Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.  In the event that the Executive’s employment is terminated due to Disability or Retirement, the Executive’s rights shall be as provided in Section 3(f) hereof.  In the event the Executive’s employment is terminated due to the Executive’s death, the Executive’s rights shall be as provided in Section 3(g) hereof.

(c)           In the event that (i) Executive’s employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive’s death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Employers, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, or (b) for Good Reason, then the Employers shall, subject to the provisions of Section 6 hereof, if applicable,

(A)          Pay to the Executive, in thirty-six (36) equal monthly installments beginning with the first business day of the month following the Date of Termination, a cash severance amount equal to three (3) times the Executive’s Average Annual Compensation over the most recent five taxable years, and

(B)           Maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of employment pursuant hereto prior to the Notice of Termination or (ii) the date of the Executive’s full-time employment by another employer (provided that the Executive is entitled under the terms of such employment to benefits substantially similar to those described in this subparagraph (B)), at no cost to the Executive, the Executive’s continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than stock option and restricted stock plans of the Employers), provided that in the event that the Executive’s participation in any plan, program or arrangement as provided in this subparagraph (B) is barred or during such period any such plan, program or arrangement is discontinued or the benefits thereunder are materially reduced, the Employers shall arrange to provide the Executive with benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the Date of Termination.

6.             Limitation of Benefits under Certain Circumstances.  If the payments and benefits pursuant to Section 5 hereof, either alone or together with other payments and benefits which Executive has the right to receive from the Employers, would constitute a “parachute payment” under Section 280G of the Code, the payments and benefits pursuant to Section 5 hereof shall be reduced, in the manner determined by the Executive,  by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits under Section 5 being non-deductible to either of the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code.  The determination of any reduction in the payments and benefits to be made pursuant to Section 5 shall be based upon the opinion of independent tax counsel selected by the Employers’ independent public accountants and paid by the Employers.  Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose.  In the event that the Employers and/or the Executive do not agree with the opinion of such counsel, (i) the Employers shall pay to the Executive the maximum amount of payments and benefits pursuant to Section 5, as selected by the Executive, which such opinion indicates that there is a high probability do not result in any of such payments and benefits being non-deductible to the Employers and subject to the imposition of the excise tax imposed under Section 4999 of the Code and (ii) the Employers may request, and Executive shall have the right to demand that the Employers request, a ruling from the IRS as to whether the disputed payments and benefits pursuant to Section 5 hereof have such consequences.  Any such request for a ruling from the IRS shall be promptly prepared and filed by the Employers, but in no event later than thirty (30) days from the date of the opinion of counsel referred to above, and shall be subject to Executive’s approval prior to filing, which shall not be unreasonably withheld.  The Employers and Executive agree to be bound by any ruling received from the IRS and to make appropriate payments to each other to reflect any such rulings, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.  Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 6, or a reduction in the payments and benefits specified in Section 5 below zero.

7.             Mitigation; Exclusivity of Benefits.

(a)           The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

(b)           The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

8.             Withholding.  All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

9.             Assignability.  The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder.  The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

10.          Notice.  For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

To the Employers:	Board of Directors

First Federal Bancshares of Arkansas, Inc.
200 West Stephenson Avenue
Harrison, Arkansas 72602-0550

To the Executive:	Larry J. Brandt

P.O. Box 489
Harrison, Arkansas 72602

11.          Amendment; Waiver.  No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on its behalf.  No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12.          Governing Law.  The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of Arkansas.

13.          Nature of Obligations.  Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

14.          Interpretation and Headings.  This agreement shall be interpreted in order to achieve the purposes for which it was entered into.  The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.          Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

16.          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

17.          Regulatory Actions.  The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to all Savings Banks, 12 C.F.R. § 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 5 hereof.

(a)           If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employers’ affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act (“FDIA”) (12 U.S.C. §§1818(e)(3) and 1818(g)(1)), the Employers’ obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Employers may, in their discretion:  (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

(b)           If Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employers’ affairs by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. §§1818(e)(4) and (g)(1)), all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

(c)           If the Association is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. §1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

(d)           All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. §563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employers is necessary): (i) by the Director of the Office of Thrift Supervision (“OTS”), or his or her designee, at the time the Federal Deposit Insurance Corporation (“FDIC”) or Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Association under the authority contained in Section 13(c) of the FDIA (12 U.S.C. §1823(c)); or (ii) by the Director of the OTS, or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Association or when the Association is determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

18.          Regulatory Prohibition.  Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. §1828(k)) and any regulations promulgated thereunder.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Attest:	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

Attest:	FIRST FEDERAL BANK OF ARKANSAS, FA

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

EXECUTIVE

By:	/s/ Larry J. Brandt
Larry J. Brandt

AMENDMENT OF EMPLOYMENT AGREEMENT
DATED MAY 3, 1996

The definition of Average Annual Compensation as detailed in the Employment Agreement dated May 3, 1996, between First Federal Bancshares of Arkansas, Inc., a Texas chartered corporation (the “Corporation”), First Federal Bank of Arkansas, FA, a federally chartered savings and loan association and a wholly owned subsidiary of the Corporation (the “Association”), and Larry J. Brandt (the “Executive) is amended to read as follows:

     (a)  Average Annual Compensation.  The Executive’s “Average Annual Compensation” for purposes of this Agreement shall be deemed to mean the average level of compensation paid to the Executive by the Employers or any subsidiary thereof during the most recent five taxable years preceding the Date of Termination (or such shorter period as the Executive was employed), and which was included in the Executive’s gross income for tax purposes including but not limited to Base Salary, bonuses, director’s fees, if applicable, and all other amounts taxable to the Executive pursuant to any employee benefit plans of the Employers.

IN WITNESS WHEREOF, this Agreement has been executed as of July 22, 1998.

Attest:	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

Attest:	FIRST FEDERAL BANK OF ARKANSAS, FA

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

Witness:	EXECUTIVE

/s/ Carolyn M. Thomason	By:	/s/ Larry J. Brandt
Larry J. Brandt

AMENDMENT NUMBER TWO TO THE
EMPLOYMENT AGREEMENT
DATED MAY 3, 1996
BETWEEN
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.,
FIRST FEDERAL BANK OF ARKANSAS, FA
AND LARRY J. BRANDT

BY THIS AMENDMENT, the Employment Agreement, dated May 3, 1996, between First Federal Bancshares of Arkansas,  Inc., First Federal Bank of Arkansas, FA and Larry J. Brandt (herein referred to as the “Employment Agreement”) is hereby amended as follows, effective as of April 27, 2000;

1.             Section 3(g) of the Employment Agreement is amended in its entirety to read as follows:

(g)           In the event of the Executive’s death during the term of this Agreement, the Executive’s spouse, estate, legal representative or named beneficiaries (as directed by the Executive in writing) shall be paid on a monthly basis the Executive’s Base Salary (as defined in Section 3(a) hereof) in effect at the time of the Executive’s death for a period of twelve (12) months from the date of the Executive’s death.

IN WITNESS WHEREOF, this Amendment has been executed this 27th day of April, 2000.

Attest:	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

Attest:	FIRST FEDERAL BANK OF ARKANSAS, FA

/s/ Carolyn M. Thomason	By:	/s/ Frank L. Coffman, Jr.
Frank L. Coffman, Jr. Chairman and Chief Executive Officer

Witness:	EXECUTIVE

/s/ Carolyn M. Thomason	By:	/s/ Larry J. Brandt
Larry J. Brandt

AMENDMENT NUMBER THREE TO THE
EMPLOYMENT AGREEMENT
DATED MAY 3, 1996
BETWEEN
FIRST FEDERAL BANCSHARES OF ARKANSAS,  INC.,
FIRST FEDERAL BANK OF ARKANSAS, FA
AND LARRY J. BRANDT

BY THIS AMENDMENT, the Employment Agreement, dated May 3, 1996, between First Federal Bancshares of Arkansas,  Inc., First Federal Bank of Arkansas, FA and Larry J. Brandt (herein referred to as the “Employment Agreement”) is hereby amended as follows, effective as of April 25, 2002;

1.         Sections 1(h)(i), 2(a) and 2(b) of the Employment Agreement are amended to replace “President-Chief Operating Officer and Managing Officer” with President, Chief Executive Officer and Managing Officer.”

IN WITNESS WHEREOF, this Amendment has been executed this 25th day of April, 2002.

Attest:	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

/s/ Tommy Richardson	By:	/s/ John Paul Hammerschmidt
John Paul Hammerschmidt Chairman of the Board

Attest:	FIRST FEDERAL BANK OF ARKANSAS, FA

/s/ Tommy Richardson	By:	/s/ John Paul Hammerschmidt
John Paul Hammerschmidt Chairman of the Board

Witness:	EXECUTIVE

/s/ Tommy Richardson	By:	/s/ Larry J. Brandt
Larry J. Brandt

AMENDMENT NUMBER FOUR TO THE
EMPLOYMENT AGREEMENT
DATED MAY 3, 1996
BETWEEN
FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.,
FIRST FEDERAL BANK OF ARKANSAS, FA
AND LARRY J. BRANDT

BY THIS AMENDMENT, the Employment Agreement, dated May 3, 1996, between First Federal Bancshares of Arkansas, Inc., First Federal Bank of Arkansas, FA and Larry J. Brandt (herein referred to as the “Employment Agreement”) is hereby amended as follows, effective as of January 24, 2006;

1.         Sections 1(h)(i), 2(a) and 2(b) of the Employment Agreement are amended as follows:  the Executive will now hold the office of “President-Chief Executive Officer” for First Federal Bancshares of Arkansas, Inc. and “Chairman of the Board of Directors and Chief Executive Officer” for First Federal Bank of Arkansas, FA.

IN WITNESS WHEREOF, this Amendment has been executed this 24th day of January, 2006.

Attest:	FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

/s/ Brenda Jackson	By:	/s/ John Paul Hammerschmidt
John Paul Hammerschmidt Chairman of the Board

Attest:	FIRST FEDERAL BANK OF ARKANSAS, FA

/s/ Brenda Jackson	By:	/s/ John Paul Hammerschmidt
John Paul Hammerschmidt Senior Chairman of the Board

Witness:	EXECUTIVE

/s/ Brenda Jackson	By:	/s/ Larry J. Brandt
Larry J. Brandt